Exhibit 10.2


                              EMPLOYMENT AGREEMENT

                             DATED FEBRUARY 1, 1998
                                 BY AND BETWEEN

                        PILGRIM AMERICA INVESTMENTS, INC.

                                       AND

                                HOWARD C. TIFFEN







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                                TABLE OF CONTENTS


ARTICLE I         DUTIES AND TERM...........................................1
         1.1      Employment................................................1
         1.2      Position and Responsibilities.............................1
         1.3      Term......................................................2
         1.4      Location..................................................2

ARTICLE II        COMPENSATION..............................................2
         2.1      Base Salary...............................................2
         2.2      Bonus Payment.............................................2
         2.3      Additional Benefits.......................................3

ARTICLE III       TERMINATION OF EMPLOYMENT.................................4
         3.1      Death or Retirement of Executive..........................4
         3.2      By Executive..............................................4
         3.3      By Company................................................4

ARTICLE IV        COMPENSATION UPON TERMINATION OF EMPLOYMENT...............5
         4.1      Upon Termination for Death or Disability..................5
         4.2      Upon Termination by Company for Cause or by Executive
                  Without Good Reason.......................................6
         4.3      Upon Termination by the Company Without Cause or
                  by Executive for Good Reason..............................6

ARTICLE V         RESTRICTIVE COVENANTS.....................................8
         5.1      Non-Competition...........................................8
         5.2      Non-Disparagement.........................................9
         5.3      Remedies..................................................9
         5.4      Scope of Article.........................................10

ARTICLE VI        MISCELLANEOUS............................................10
         6.1      Definitions..............................................10
         6.2      Key Man Insurance........................................12
         6.3      Mitigation of Damages; Set-Off; Dispute Resolution.......12
         6.4      Successors; Binding Agreement............................13
         6.5      Modification; No Waiver..................................13
         6.6      Severability.............................................13
         6.7      Notices..................................................14

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         6.8      Assignment...............................................14
         6.9      Entire Understanding.....................................14
         6.10     Executive's Representations..............................14
         6.11     Governing Law............................................14

EXHIBIT A         DISPUTE RESOLUTION PROCEDURES............................16



                                      * * *



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                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of this 1st day of February, 1998, by and between PILGRIM AMERICA INVESTMENTS, INC. a Delaware corporation (the "Company"), and HOWARD C. TIFFEN ("Executive").

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, the Company believes continued employment of the Executive is important for the continued success of the Company, and the Board of Directors has directed the Company to enter into an Employment Agreement with the Executive to assure the Executive's continued service; and

         WHEREAS, the Executive has agreed to continue to serve the Company as Senior Vice President and Senior Portfolio Manager of the Company and as an officer of Pilgrim America Prime Rate Trust (the "Fund") on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

                               A G R E E M E N T:
                               - - - - - - - - -

                                    ARTICLE I

                                 DUTIES AND TERM

         1.1 Employment. In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Company agrees to retain Executive in its employ, and Executive agrees to remain in the employ of the Company, upon the terms and conditions herein provided.

         1.2 Position and Responsibilities.

                  (a) Executive shall serve as Senior Vice President and Senior Portfolio Manager of the Company and as President and Senior Portfolio Manager of the Fund (or in a capacity and with a title of at least substantially equivalent quality). In the foregoing roles, the Executive shall render investment advisory and other management services to the Company and the Fund of the type customarily performed by persons situated in a similar capacity. Executive agrees to perform services not inconsistent with his position as shall from time to time be assigned to him by the Chairman of the Company.

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         (b) During  the period of his  employment  hereunder,  Executive  shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

         1.3 Term. The term of Executive's employment under this Agreement shall commence on the date first above written and shall continue, unless sooner terminated, until January 31, 1999. Upon the expiration of the initial or any subsequent term of this Agreement, this Agreement shall be automatically renewed for an additional one (1) year term, unless either party has, at least sixty
(60) days prior to the expiration of the then current term, provided the other party with written notice of its or his intention not to renew this Agreement.

         1.4 Location. During the period of his employment under this Agreement, Executive shall not be required, except with his prior written consent, to relocate his principal place of employment outside Maricopa County, Arizona. Required travel on the Company's business shall not be deemed a relocation.

                                   ARTICLE II

                                  COMPENSATION

         For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as an officer or member of any committee of the Company, the Company shall compensate Executive as follows:

         2.1 Base Salary. The Company shall pay to Executive an annual base salary of not less that $200,000 (such amount is hereinafter referred to as the "Base Salary") during the term hereof; provided, however, that in the event the Company institutes a salary reduction program which affects the aggregate compensation and benefits of all of the Company's executive personnel by at least the same percentage, then Executive's Base Salary may be reduced by such percentage (and the term "Base Salary" as used in this Agreement shall refer to Base Salary as so adjusted). Executive's Base Salary shall be paid in equal semi-monthly installments. The Base Salary shall be reviewed annually by the Board or a committee designated by the Board and the Board or such committee may, in its discretion, increase the Base Salary.

         2.2 Bonus Payment. During the period of Executive's employment under this Agreement, Executive shall be entitled to bonus payments, if any shall be due, as authorized by the Chairman of the Company. Such cash or other bonuses shall be in addition to, and shall not be deemed to be a substitute for, the Executive's right to the annual Base Salary described above.

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         2.3 Additional Benefits.  Executive shall be entitled to participate in all employee benefit and welfare programs, plans and arrangements (including, without limitation, pension, profit sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and group disability benefits, travel or accident insurance plans) and to receive fringe benefits, such as dues and fees of professional organizations and associations, which are from time to time available to the Company's executive personnel; provided, however, there shall be no duplication of termination or severance benefits, and to the extent that such benefits are specifically provided by the Company to Executive under other provisions of this Agreement, the benefits available under the foregoing plans and programs shall be reduced by any benefit amounts paid under such other provisions. Executive shall during the period of his employment hereunder continue to be provided with benefits at a level which shall in no event be less in any material respect than the benefits made available to Executive by the Company as of the date of this Agreement. Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to all key executives of the Company entitled to participate therein, and Executive's benefits shall
be  reduced  or  terminated  accordingly.   Specifically,   without  limitation,
Executive shall receive the following benefits:

                  (a) Short-Term Disability Benefits. In the event of Executive's failure substantially to perform his duties hereunder on a full-time basis as a result of incapacity due to physical or mental illness, the Company shall continue to pay the Base Salary to Executive during the period of such incapacity for a period not exceeding 90 consecutive days or for periods aggregating not more than 90 days during any twelve-month period, but only in the amounts and to the extent that disability benefits payable to Executive under Company-sponsored insurance policies are less than Executive's Base Salary as of the date the incapacity began. In addition, if Executive's incapacity continues through the end of the year and if, based on the criteria utilized by the Company to determine Annual Bonuses for its executive personnel and on Executive's performance prior to his incapacity, Executive would have been entitled to an Annual Bonus for that year had he continued in active employment until the end of the year, the Company shall pay Executive a prorated Annual Bonus for the year in which his incapacity commenced equal to the product of the Annual Bonus which Executive would have received for that year had he continued active employment to the end of the year, multiplied by a fraction, the numerator of which is the number of months during the year prior to Executive's incapacity, and the denominator of which is twelve (12).

                  (b) Relocation Expenses. In the event Executive's principal place of employment is relocated by mutual consent of the parties outside Maricopa County, Arizona, the Company shall reimburse Executive for all usual relocation expenses reasonably incurred by Executive and his household in moving to the new location, including, without limitation, moving expenses and rental payments for temporary living quarters in the area of relocation for a period not to exceed six months.

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                  (c) Reimbursement of Business Expenses.  The Company shall, in accordance with standard Company policies, pay, or reimburse Executive for, all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement such expenses shall include, but not be limited to, any seminars, courses or other educational materials or arrangements required in order for Executive to retain his National Association Securities Dealer ("NASD") license.

                  (d) Vacations. The Executive shall be entitled to paid vacations in accordance with policies generally applicable to executive officers of the Company in effect from time to time. The timing of such vacations shall be scheduled in a reasonable manner by the Executive, consistent with his duties and responsibilities to the Company.

                                   ARTICLE III

                            TERMINATION OF EMPLOYMENT

         3.1 Death or Retirement of Executive. Executive's employment under this Agreement shall automatically terminate upon the death or Retirement (as defined in Section 6.1) of Executive.

         3.2 By Executive. Executive shall be entitled to terminate his employment under this Agreement by giving Notice of Termination (as defined in Section 6.1) to the Company:

                  (a)      for Good Reason (as defined in Section 6.1);

                  (b)      at any time without Good Reason.

         3.3 By Company. The Company shall be entitled to terminate Executive's employment under this Agreement by giving Notice of Termination to Executive:

                  (a) in the event of Executive's Total Disability (as defined in Section 6.1);

                  (b)      for Cause (as defined in Section 6.1); and

                  (c)      at any time without Cause.

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                                   ARTICLE IV

                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

         If Executive's employment hereunder is terminated in accordance with the provisions of Article III hereof, except for any other rights or benefits specifically provided for herein following his period of employment, the Company shall be obligated to provide compensation and benefits to Executive only as follows, subject to the provisions of Section 5.3 hereof:

         4.1  Upon   Termination  for  Death,   Retirement  or  Disability.   If
Executive's   employment  hereunder  is  terminated  by  reason  of  his  death,
Retirement or Total Disability, the Company shall:

                  (a) pay Executive (or his estate) or beneficiaries any Base Salary which has accrued but not been paid as of the termination date (the "Accrued Base Salary");

                  (b) pay Executive (or his estate) or beneficiaries for unused vacation days accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 260 (the "Accrued Vacation Payment");

                  (c) reimburse Executive (or his estate) or beneficiaries for expenses incurred by him prior to the date of termination which are subject to reimbursement pursuant to this Agreement (the "Accrued Reimbursable Expenses");

                  (d) provide to Executive (or his estate) or beneficiaries any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of Executive's death or Total Disability under applicable law;

                  (e) pay Executive (or his estate) or beneficiaries a prorated Annual Bonus for the year in which Executive died, retired or became totally disabled equal to the product of the Annual Bonus which Executive would have received for that year had he continued his active employment until the end of the year, based on the criteria utilized by the Company to determine Annual Bonuses for its executive personnel and on his performance for the year prior to his death, retirement or total disability, multiplied by a fraction, the numerator of which is the number of months during the year prior to Executive's death, retirement or total disability, and the denominator of which is twelve
(12) ("Accrued Bonus");

                  (f) Executive (or his estate) or beneficiaries shall have the right to exercise all vested unexercised stock options outstanding at the termination date in

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accordance with terms of the plans and agreements pursuant to which such options or warrants were issued.

The amounts specified in Section 4.1(a), (b) and (c) shall be paid by the Company as soon as practical after Executive's death, retirement or total disability but in no event later than required by law. The benefits specified in
Section 4.1(d) shall be paid or provided at the time specified in the governing plan documents and/or under applicable law. The amount specified in Section 4.1(e) shall be paid no later than the date on which Annual Bonuses for the year in which the Executive died, retired or become totally disabled would be paid to the Company's executive personnel in the ordinary course of business.

         4.2 Upon Termination by Company for Cause or by Executive Without Good Reason. If Executive's employment hereunder is terminated by the Company for Cause, or if Executive terminates his employment with the Company other than (x) upon Executive's death or Total Disability or (y) for Good Reason, the Company shall:

                  (a)      pay Executive the Accrued Base Salary;

                  (b)      pay Executive the Accrued Vacation Payment;

                  (c)      pay Executive the Accrued Reimbursable Expenses;

                  (d) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

                  (e) pay Executive any Annual Bonus with respect to a prior fiscal year which has accrued but has not been paid; and

                  (f) if Executive's employment is terminated by the Company for Cause, he shall forfeit the right to exercise any vested options not exercised prior to his termination, but if Executive terminates his employment without Good Reason, Executive shall have the right to exercise all vested unexercised stock options outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which such options or warrants were issued.

The amount specified in Section 4.2(e) shall be paid no later than the date on which Annual Bonuses for the year in which the Executive is terminated would be paid to the Company's executive personnel in the ordinary course of business.


         4.3 Upon Termination by the Company Without Cause or by Executive for Good Reason. If Executive's employment hereunder is terminated by the Company without Cause or by Executive for Good Reason, the Company shall:

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                  (a)      pay Executive the Accrued Base Salary;

                  (b)      pay Executive the Accrued Vacation Payment;

                  (c)      pay Executive the Accrued Reimbursable Expenses;

                  (d) the Executive and his dependants shall continue to be covered for twelve (12) months, under the same terms and conditions, by the medical, dental, vision and group life insurance plans maintained by the Company which covered that Executive and his dependants prior to the Executive's termination date. The Executive and the Company shall share the cost of such continued coverage in the same proportions as they shared the cost of such coverage prior to the Executive's termination date. To the extent allowed by applicable law for purposes of satisfying the Company's obligation under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") to continue group health care coverage to the Executive and his dependents as a result of the Executive's termination of employment, the period during which the Executive is permitted to continue to participate in the Company's medical, dental and/or vision plans under this Section 4.3(c) shall not be treated as part of the period during which the Executive and his dependants are entitled to continued coverage under the Company's group health plans under COBRA. Following the end of the continuation period specified in this Section 4.3(c), the Executive and his dependants shall be covered under the Company's medical, dental and/or vision plans as required under the provisions of COBRA;

                  (e) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

                  (f) pay Executive any Annual Bonus with respect to a prior fiscal year which has accrued but has not been paid; and

                  (g) pay Executive a lump sum cash payment as liquidated damages an amount equal to 1.5 times the sum of Executive's annual rate of Base Salary as in effect at the time of Executive's termination of employment, plus an amount equal to 1.5 times the average Annual Bonus paid to Executive with respect to the three (3) years (or the number of years of Executive's employment if less than three (3) years) preceding Executive's termination date, which amount shall be determined by dividing the total dollar amount paid to Executive as Annual Bonuses during such period of years by three (3) (or the number of years of Executive's employment if less than three (3) years). Such payment to the Executive shall be made within fifteen (15) days after the Executive's last day of employment with the Company. The liquidated damages amount shall not be reduced by any compensation which the Executive may receive for other employment with another employer after termination of his employment with the Company or otherwise; and in addition;

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                  (h)  Executive  shall  have the right to  exercise  all vested unexercised stock options outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which such options or warrants were issued.


                                    ARTICLE V

                              RESTRICTIVE COVENANTS

         5.1      Non-Competition.

                  (a) By execution of this Agreement, Executive agrees that during his employment with the Company and for a period of 18 months following the date of termination of his employment hereunder for Cause by the Company or for other than Good Reason by the Executive (the "Non-Competition Period"), Executive will not, within the United States (in which territory Executive acknowledges that the Company has sold or marketed its products or services and conducted its Business, as defined in Section 5.1(d) as of the date hereof), directly or indirectly, compete with the Company by carrying on a business that is substantially similar to the management of senior loans conducted by the Company and Executive. Executive agrees that the 18 month period referred to in the preceding sentence shall be extended by the number of days included in any period of time during which he is or was engaged in activities constituting a breach of this Section 5.1.

                  (b) Definition of "Compete". For the purposes of this Section 5.1, the term "compete" shall mean with respect to the Business: (i) managing, supervising, or otherwise participating in a management or sales capacity; (ii) calling on, soliciting, taking away, accepting as a client or customer, or attempting to call on, solicit, take away, or accept as a client or customer, any individual, partnership, corporation, company, association, or other entity that was a client or customer of the Company as of immediately prior to the date hereof; (iii) hiring, soliciting, taking away, or attempting to hire, solicit, or take away, either on Executive's behalf or on behalf of any other person or entity, any person serving immediately prior to the date hereof or during the term hereof as an employee in connection with the Business; or (iv) entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation, company, association, or other entity.

                  (c) Direct or Indirect  Competition.  For the purposes of this
Section 5.1, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, fund manager, officer, director, member, independent contractor, or employee of any entity or enterprise that is competing (as defined in Section 5.1(b) hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer,

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member,  creditor,  or stockholder  (except as a stockholder holding less than a five percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company or any entity having title to the goodwill of the Company with respect to the Business.

                  (d) Business. For purposes of this Agreement, the term "Business" shall mean the Fund and any business the Company is engaged in as of the date that this Agreement is executed or may subsequently engage in while this Agreement is in effect.

                  (e) Executive expressly agrees and acknowledges that this covenant not to compete is reasonable as to time and geographical area and does not place any unreasonable burden upon him;

         5.2 Non-Disparagement. During the term of this Agreement and the Non-Competition Period, neither Executive nor the Company shall disparage the other, and neither shall disclose to any third party the conditions of Executive's employment with the Company except as may be required (i) pursuant to applicable law or regulations, including the rules and regulations of the Securities and Exchange Commission, (ii) to effectuate the provisions of employee plans or programs and insurance policies, or (iii) as may be otherwise contemplated herein or unless such information becomes publicly available without fault of the party making such disclosure.

         5.3 Remedies. Executive expressly agrees and acknowledges that the covenants set forth in Sections 5.1 and 5.2 are necessary for the protection of the interests of the Company and its affiliates because of the nature and scope of their business and his position with the Company. Further, Executive acknowledges that any breach of such covenants would result in irreparable damage to the Company, and that money damages will not sufficiently compensate the Company for its injury caused thereby, and that the remedy at law for any breach or threatened breach of any of such covenants will be inadequate and, accordingly agrees, that the Company shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach but excluding punitive damages), be entitled to injunctive relief or specific performance and that in addition to such money damages he may be restrained and enjoined from any continuing breach of this covenant not to compete without any bond or other security being required of any court. Executive further acknowledges and agrees that if such covenants, or any of them, are deemed to be unenforceable and/or the Executive fails to comply with this Article V, the Company has no obligation to provide any compensation or other benefits described in Article IV hereof. The remedies set forth in this Section 5.3 shall be included in any award in favor of the Company under Exhibit A hereto.

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         5.4 Scope of  Article.  For  purposes  of this  Article  V,  unless the context otherwise requires, the term "Company" includes Pilgrim America Capital Corporation and its direct and indirect subsidiaries.



                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a)      "Accrued Base Salary" - as defined in Section 4.1(a);

                  (b)      "Accrued Benefits" - as defined in Section 4.1(d);

                  (c)      "Accrued Bonus" - as defined in Section 4.1(e);

                  (d)      "Accrued  Reimbursable  Expenses"  -  as  defined  in
Section 4.1(c);

                  (e)      "Accrued  Vacation  Payment"  - as defined in Section
4.1(b);

                  (f)      "Annual Bonus" - as defined in Section 2.2;

                  (g)      "Base Salary" - as defined in Section 2.1;

                  (h) "Board" - shall mean the Board of Directors of the Company;

                  (i) "Cause" shall mean the occurrence of any of the following:

                           (i) Executive's gross and willful misconduct which causes demonstrable and serious INJURY to the Company;

                           (ii) Executive's engaging in conduct of a criminal nature that may have an adverse impact on the Company's standing and reputation (including a conviction of a crime for violating applicable securities laws);

                           (iii) the continued and unjustified failure or refusal by Executive to perform the duties required of him by this Agreement which failure or refusal shall not be cured within thirty
         (30) days following receipt by Executive of written notice from the Board specifying the factors or events constituting such failure or refusal; or

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                           (iv)  Executive's  breach  of  his  obligation  under
         Section 1.2(b) hereof which shall not be cured within thirty (30) days after written notice thereof to Executive.

                  (j) "Expiration" shall mean the expiration of Executive's employment hereunder in accordance with Section 1.3;

                  (k) "Good Reason" shall mean the occurrence of any of the following:

                           (i) Material change by the Company in Executive's positions, function, duties, staff support or responsibilities which would cause Executive's position with the Company to become of less dignity, responsibility and importance than those associated with his functions, duties or responsibilities as of January 31, 1998;

                           (ii) Executive's Base Salary as the same may be increased from time to time is significantly reduced by the Company (unless such reduction is pursuant to a salary reduction program as described in Section 2.1 hereof) or there is a material reduction in the benefits that are in effect for the Executive on January 31, 1998 in accordance with Section 2.3 (unless such reduction is pursuant to a uniform reduction in benefits for all key executives participating in such benefit plans);

                           (iii) Except with Executive's prior written consent, relocation of Executive's principal place of employment to a location outside of Maricopa County, Arizona; or

                           (iv) Other material breach of this Agreement by the Company, which breach is not cured within thirty (30) days after written notice thereof is received by the Company.

                  (l) "Non-Competition Period" - as defined in Section 5.1(a);

                  (m) "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Each Notice of Termination shall be delivered at least thirty (30) days prior to the effective date of termination;

                  (n) "Retirement" shall mean normal retirement on or after age 65;

                  (o) "Termination" shall mean the termination of Executive's employment hereunder other than upon expiration of the term of such employment in accordance with Section 1.3;

                  (p) "Total Disability" shall mean Executive's failure substantially to perform his duties hereunder on a full-time basis for a period exceeding 90 consecutive days or for periods aggregating more than 90 days during any twelve-month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such dispute shall be submitted for resolution to a licensed physician agreed upon by the Board and Executive, or if an agreement cannot be promptly reached, the Board and Executive shall promptly select a physician, and if these physicians cannot agree, the physicians shall promptly select a third physician whose decision shall be binding on all parties. If such a dispute arises, Executive shall submit to such examinations and shall provide such information as such physician(s) may request, and the determination of the physician(s) as to Executive's physical or mental condition shall be binding and conclusive. Notwithstanding the foregoing, if Executive participates in any group disability plan provided by the Company which offers long-term disability benefits, "Total Disability" shall mean total disability as defined therein.

         6.2 Key Man Insurance. The Company shall have the right, in its sole discretion, to purchase "key man" insurance on the life of Executive. The Company shall be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, Executive shall take such physical examinations and supply such information as may be reasonably requested by the insurer. To the extent allowed by law, the Company shall direct the insurer to treat such information provided by Executive as confidential information which shall not be disclosed to the Company, its employees or agents.

         6.3      Mitigation of Damages; Set-Off; Dispute Resolution.

                  (a) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.

                  (b) If there shall be any dispute between the Company and Executive (i) in the event of any termination of Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by Executive, whether Good Reason existed, or (iii) otherwise arising out of this Agreement, the dispute shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit A hereto, the provisions of which are incorporated as a part hereof, and the parties hereto hereby agree that (a) such dispute resolution procedures shall be the exclusive method for resolution of disputes under this Agreement and (b) to the extent allowed by law the NASD arbitration provisions shall not apply to disputes arising under this Agreement; provided, however, that (1) either party may seek preliminary judicial relief if, in its judgment, such action is necessary to avoid irreparable injury during the tendency of such procedures, and (2) nothing in Exhibit A shall prevent either party from exercising the rights of termination set forth in this Agreement. In the event of a dispute hereunder as to whether a termination by the Company was for Cause or by the Executive for Good Reason, until there is a resolution and award as provided in Exhibit A, the Company shall pay all amounts, and provide all benefits, to Executive and/or Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide hereunder as though such termination were by the Company without Cause or by Executive for Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts, except upon receipt of a written undertaking by or on behalf of Executive (and/or Executive's family or other beneficiaries, as the case may be) to repay, without interest or penalty, as soon as practicable after completion of the dispute resolution all such amounts to which Executive (or Executive's family or other beneficiaries, as the case may be) is ultimately adjudged not to be entitled with respect to the payment of such disputed amount(s). IT IS EXPRESSLY UNDERSTOOD THAT BY SIGNING THIS AGREEMENT, WHICH INCORPORATES BINDING ARBITRATION, THE COMPANY AND EXECUTIVE AGREE, EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN SECTION 5.3 AND THIS SECTION 6.3(B), TO WAIVE COURT OR JURY TRIAL AND TO WAIVE PUNITIVE, STATUTORY, CONSEQUENTIAL AND ANY DAMAGES, OTHER THAN COMPENSATORY DAMAGES.

         6.4 Successors; Binding Agreement. This Agreement shall be binding upon any successor to the Company and shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

         6.5 Modification; No Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition.

         6.6 Severability. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained herein. If, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such duration or scope shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

         6.7 Notices. All the notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties hereto at the following addresses:

                           If to the Company, to it at:

                           Pilgrim America Investments, Inc.
                           Two Renaissance Square
                           40 North Central Avenue, Suite 1200
                           Phoenix, Arizona 85004
                           Attn: Chairman

                           If Executive, to him at:

                           Howard C. Tiffen (At his personal residence as noted In the Company records).

         6.8 Assignment. This Agreement and any rights hereunder shall not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein.

         6.9 Entire Understanding. This Agreement (together with the Exhibit incorporated as a part hereof) constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

         6.10 Executive's Representations. Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

         6.11 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and wholly performed within such state.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    Company:

                                    PILGRIM AMERICA INVESTMENTS, INC.



                                    By:
                                        ----------------------------------
                                        Robert W. Stallings

                                    Executive:

                                    HOWARD C. TIFFEN



                                    --------------------------------------

                                    EXHIBIT A

                          DISPUTE RESOLUTION PROCEDURES
                          -----------------------------


         A. If a  controversy  should  arise  which is covered by Section 6.3 of
Article VI, then not later than three (3) months from the date of the event which is the subject of dispute either party may serve on the other a written notice specifying the existence of such controversy and setting forth in reasonably specific detail the grounds thereof ("Notice of Controversy"); provided that, in any event, the other party shall have at least thirty (30) days from and after the date of the Notice of Controversy to serve a written notice of any counterclaim ("Notice of Counterclaim"). The Notice of Counterclaim shall specify the claim or claims in reasonably specific detail. If the Notice of Controversy or the Notice of Counterclaim, as the case may be, is not served within the applicable period, the claim set forth therein will be deemed to have been waived, abandoned and rendered unenforceable.

         B. Following receipt of the Notice of Controversy (or the Notice of Counterclaim, as the case may be), there shall be a three week period during which the parties will make a good faith effort to resolve the dispute through negotiation ("Period of Negotiation"). Neither party shall take any action during the Period of Negotiation to initiate arbitration proceedings.

         C. If the parties should agree during the Period of Negotiation to mediate the dispute, then the Period of Negotiation shall be extended by an amount of time to be agreed upon by the parties to permit such mediation. In no event, however, may the Period of Negotiation be extended by more than five weeks or, stated differently, in no event may the Period of Negotiation be extended to encompass more than a total of eight weeks.

         D. If the parties agree to mediate the dispute but are thereafter unable to agree within a week on the format and procedures for the mediation, then the effort to mediate shall cease, and the Period of Negotiation shall terminate four weeks from the Notice of Controversy (or the Notice of Counterclaim, as the case may be).

         E. Following the termination of the Period of Negotiation, the dispute (including the main claim and counterclaim, if any) shall be settled by arbitration, governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq. ("FAA"), and judgment upon the award may be entered in any court having jurisdiction thereof. The format and procedures of the arbitration are set forth below (referred to below as the "Arbitration Agreement").

         F. A notice of intention to arbitrate ("Notice of Arbitration") shall be served within 45 days of the termination of the Period of Negotiation. If the Notice of Arbitration is not served within this period, the claim set forth in the Notice of Controversy (or the Notice of Counterclaim, as the case may be) will be deemed to have been waived, abandoned and rendered unenforceable.

         G. The arbitration, including the Notice of Arbitration, will be governed by the Commercial Rules of the America Arbitration Association ("AAA") in effect on the date of the Notice of Arbitration, except that the terms of this Arbitration Agreement shall control in the event of any difference or conflict between such Rules and the terms of this Arbitration Agreement.

         H. The arbitrator shall reach a decision on the merits on the basis of applicable legal principles as embodied in the law of the State of Arizona. The arbitration hearing shall take place in Phoenix, Arizona.

         I. There shall be one arbitrator, regardless of the amount in controversy. The arbitrator selected, in order to be eligible to serve, shall be a lawyer in Phoenix, Arizona with at least 15 years specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA shall appoint the arbitrator who shall meet the foregoing criteria.

         J. At the time of appointment and as a condition thereto, the arbitrator will be apprised of the time limitations and other provisions of this Arbitration Agreement and shall indicate such dispute resolver's agreement to comply with such provisions and time limitations.

         K. During the 30 day period following appointment of the arbitrator, either party may serve on the other a request for limited numbers of documents directly related to the dispute. Such documents will be produced within seven days of the request.

         L. Following the thirty-day period of document production, there will be a forty-five day period during which limited depositions will be permissible. Neither party will take more than 5 depositions, and no deposition will exceed three hours of direct testimony.

         M. Disputes as to discovery or prehearing matters of a procedural nature shall be promptly submitted to the arbitrator pursuant to telephone conference call or otherwise. The arbitrator shall make every effort to render a ruling on such interim matters at the time of the hearing (or conference call) or within five business days thereafter.

         N. Following the period of depositions, the arbitration hearing shall promptly commence. The arbitrator will make every effort to commence the hearing within thirty days of the conclusion of the deposition period and, in addition, will make every effort to conduct the hearing on consecutive business days to conclusion.

         O. An award will be rendered, at the latest, within nine months of the date of the Notice of Arbitration and within thirty days of the close of the arbitration hearing. The award shall set forth the grounds for the decision (findings of fact and conclusions of law) in reasonably specific detail. The award shall be final and nonappealable except as provided in the FAA and except that a court of competent jurisdiction shall have the power to review whether, as a matter of law, based upon the findings of fact by the arbitrator, the award should be confirmed or should be modified or vacated in order to correct any errors of law made by the arbitrator. Such judicial review shall be limited to issues of law, and the parties agree that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

         The award may only be made for compensatory damages, and if any other damages (whether exemplary, punitive, consequential, statutory or other) are included, the award shall be vacated and remanded, or modified or corrected, as appropriate to promote this damage limitation.